Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $13.26 BOOK VALUE PER SHARE

HAMILTON, Bermuda (April 29, 2011) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $13.26, an increase of 3.5% for the first quarter, including dividends.

Mike Miller, CEO of OneBeacon, said, “We had a strong quarter, delivering 3.5% growth in book value per share. We reported a 94% combined ratio, reflecting good results from our various specialty businesses and no drag from the run-off. During the quarter, we announced—and have since completed—a cash tender offer for $150 million of our outstanding senior notes, further reducing our debt to capital. Our balance sheet remains in great shape.”

For the first quarter, comprehensive income and net income were both $42 million, and operating income was $27 million, or $0.28 per share. Operating income is a non-GAAP financial measure which is explained later in this release.

Insurance Operations: The first quarter GAAP combined ratio was 94.1% as compared to 111.5% for the first quarter of 2010, largely driven by 18 points of improvement in the current accident year loss ratio. The first quarter of 2010 included significant catastrophe losses and other large losses, particularly in businesses that have since been exited. Catastrophe losses contributed 3 points to the combined ratio in the first quarter of 2011 compared to 10 points in the first quarter of last year. Additionally, the first quarter of 2011 combined ratio included two points of favorable loss reserve development compared to one point in the first quarter of 2010. The expense ratio increased by one point in the first quarter of 2011 compared to the prior year quarter.

Specialty Insurance Operations’ combined ratio was 94.3% for the first quarter compared to 96.0% for the comparable period in the prior year, with the variance reflecting lower current accident year catastrophe and non-catastrophe losses.

First quarter net written premiums were $278 million as compared to $372 million for the first quarter of 2010, reflecting the impact of the company’s sale of the traditional personal lines business. Specialty Insurance Operations’ premiums were $258 million for the quarter compared to $260 million in 2010, a decrease of 1% reflecting continued competitive market conditions.

Consolidated Investment Results:  OneBeacon’s first quarter total return on invested assets was 1.4% compared to 1.8% for the first quarter of 2010. These results included net realized and unrealized investment gains of $23 million and net investment income of $21 million, compared to net realized and unrealized investment gains of $42 million and net investment income of $28 million for the first quarter of 2010. The average market value of invested assets was $3.2 billion in the first quarter of 2011 as compared to $4.0 billion in the first quarter of 2010, reflecting the impact of the company’s sale of the nonspecialty commercial lines and traditional personal lines businesses, and the company’s capital management activities.

Company to Host Webcast:  OneBeacon will host its first quarter 2011 webcast for analysts and investors at 10:00 a.m. ET on Friday, April 29. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, OneBeacon Accident Group, OneBeacon Entertainment, OneBeacon Energy Group, OneBeacon Government Risks, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon Specialty Property, OneBeacon Property and Inland Marine, and OneBeacon Excess and Surplus Lines. The company also offers products and services to assigned risk markets through its AutoOne division. OneBeacon’s insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
Assets
Investment securities:
Fixed maturity investments	$2,422.0	$2,415.5	$2,344.5
Short-term investments	244.8	300.0	1,068.8
Common equity securities	309.9	285.3	245.6
Convertible bonds	92.3	93.8	170.9
Other investments	163.0	171.4	160.5

Total investments	3,232.0	3,266.0	3,990.3
Cash	32.6	33.6	45.4
Reinsurance recoverable on unpaid losses	1,864.0	1,893.2	2,200.8
Reinsurance recoverable on paid losses	18.3	44.5	19.8
Premiums receivable	260.5	275.0	459.2
Deferred acquisition costs	112.0	114.5	188.5
Ceded unearned premiums	58.4	113.9	112.5
Net deferred tax asset	90.5	101.2	147.6
Investment income accrued	18.1	19.4	21.2
Accounts receivable on unsettled investment sales	15.3	5.4	42.7
Other assets	293.9	300.0	313.5

Total assets	$5,995.6	$6,166.7	$7,541.5

Liabilities
Loss and loss adjustment expense reserves	$3,224.7	$3,295.5	$3,991.3
Unearned premiums	586.5	627.5	999.4
Debt	419.6	419.6	594.0
Ceded reinsurance payable	90.4	149.3	89.3
Accounts payable on unsettled investment purchases	52.9	14.1	11.5
Other liabilities	350.5	411.8	427.4

Total liabilities	4,724.6	4,917.8	6,112.9

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,000.6	1,000.5	1,010.1
Retained earnings	250.3	228.2	405.5
Accumulated other comprehensive income (loss), after tax:
Net unrealized foreign currency translation losses	—	—	(0.7)
Other comprehensive income and loss items	0.4	0.3	(5.3)

Total OneBeacon’s common shareholders’ equity	1,251.3	1,229.0	1,409.6

Total noncontrolling interests	19.7	19.9	19.0
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,271.0	1,248.9	1,428.6

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$5,995.6	$6,166.7	$7,541.5

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010 (1)
Revenues:
Earned premiums	$263.5	$453.2
Net investment income	21.0	28.3
Net realized and unrealized investment gains	23.1	42.4
Net other revenues (expenses)	0.8	(0.8)

Total revenues	308.4	523.1
Expenses:
Loss and loss adjustment expenses	144.6	333.7
Policy acquisition expenses	51.0	97.5
Other underwriting expenses	52.4	74.2
General and administrative expenses	2.3	4.3
Interest expense on debt	6.3	9.1

Total expenses	256.6	518.8

Pre-tax income	51.8	4.3

Income tax expense	(9.5)	(4.0)

Net income including noncontrolling interests	42.3	0.3

Less: Net income attributable to noncontrolling interests	(0.4)	(0.3)

Net income attributable to OneBeacon’s common shareholders	41.9	—

Change in other comprehensive income and loss items	0.1	0.2

Comprehensive income attributable to OneBeacon’s common shareholders	$42.0	$0.2

Earnings per common share - basic and diluted
Net income attributable to OneBeacon’s common shareholders per share	$0.44	$—
Weighted average number of common shares outstanding (2)	94.4	95.1

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.
(2)	Includes the impact of repurchases of Class A common shares made through the company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS (1)

($ in millions)

(Unaudited)

For the Three Months Ended March 31, 2011

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$241.9	$21.6	$—	$263.5
Loss and loss adjustment expenses	(132.6)	(12.0)	—	(144.6)
Policy acquisition expenses	(49.2)	(1.8)	—	(51.0)
Other underwriting expenses	(46.4)	(6.0)	—	(52.4)

Underwriting income	13.7	1.8	—	15.5

Net investment income	—	—	21.0	21.0
Net realized and unrealized investment gains	—	—	23.1	23.1
Net other revenues (expenses)	0.1	0.9	(0.2)	0.8
General and administrative expenses	(0.5)	—	(1.8)	(2.3)
Interest expense on debt	—	—	(6.3)	(6.3)

Pre-tax income	$13.3	$2.7	$35.8	$51.8

For the Three Months Ended March 31, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$235.9	$217.3	$—	$453.2
Loss and loss adjustment expenses	(136.5)	(197.2)	—	(333.7)
Policy acquisition expenses	(48.3)	(49.2)	—	(97.5)
Other underwriting expenses	(41.1)	(33.1)	—	(74.2)

Underwriting income (loss)	10.0	(62.2)	—	(52.2)

Net investment income	—	—	28.3	28.3
Net realized and unrealized investment gains	—	—	42.4	42.4
Net other revenues (expenses)	0.2	—	(1.0)	(0.8)
General and administrative expenses	(0.3)	(0.5)	(3.5)	(4.3)
Interest expense on debt	—	—	(9.1)	(9.1)
Pre-tax income (loss)	$9.9	$(62.7)	$57.1	$4.3

(1)

To better align its operating and reporting structure with the company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. Financial information for the prior period has been reclassified to conform to this presentation.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS (1)

($ in millions)

(Unaudited)

Three Months Ended March 31, 2011

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$48.5	$85.6	$124.2	$258.3	$19.8	$278.1
Earned premiums	$66.0	$80.9	$95.0	$241.9	$21.6	$263.5

Ratios
Loss and loss adjustment expenses	45.3%	57.0%	59.6%	54.8%	55.6%	54.9%
Expense	42.1%	42.4%	35.3%	39.5%	36.1%	39.2%
GAAP combined	87.4%	99.4%	94.9%	94.3%	91.7%	94.1%

Three Months Ended March 31, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$46.7	$77.6	$136.0	$260.3	$111.2	$371.5
Earned premiums	$63.2	$72.5	$100.2	$235.9	$217.3	$453.2

Ratios
Loss and loss adjustment expenses	47.8%	59.0%	63.3%	57.9%	90.7%	73.6%
Expense	39.7%	41.2%	34.4%	38.1%	37.9%	37.9%
GAAP combined	87.5%	100.2%	97.7%	96.0%	128.6%	111.5%

(1)

To better align its operating and reporting structure with the company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. As part of the resegmentation, agency results for business written on OneBeacon paper and in which OneBeacon has an ownership interest have been reclassified within the underwriting results. Financial information for the prior period has been reclassified to conform to this presentation.

(2)

Within Specialty Insurance Operations, OneBeacon reports its businesses through three major underwriting units, representing an aggregation of its specialty lines businesses. MGA Business includes Collector Cars and Boats, A.W.G. Dewar and OneBeacon Entertainment. Specialty Industries includes International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks and OneBeacon Energy Group. Specialty Products includes OneBeacon Professional Insurance (which now includes Financial Services), OneBeacon Property and Inland Marine, OneBeacon Specialty Property and OneBeacon Excess and Surplus.

(3)

Other Insurance Operations includes AutoOne Insurance, a division that offers products and services to assigned risk markets. Other Insurance Operations also includes the nonspecialty commercial lines business that was subject to the renewal rights agreement with The Hanover that began with January 1, 2010 effective dates, the traditional personal lines business that was subject to the sale to Tower Group, Inc. completed July 1, 2010, and other run-off business.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
Numerator
OneBeacon’s common shareholders’ equity	$1,251.3	$1,229.0	$1,409.6

Denominator
Common shares outstanding (1)	94.4	94.4	95.1

Book value per share	$13.26	$13.02	$14.82

Growth in book value per share, including dividends, in the quarter on an IRR basis (2)	3.5%

Growth in book value per share, including dividends, in the last twelve months on an IRR basis (3)	13.4%

(1)	Includes the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2)	Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes a quarterly dividend of $0.21 per share.

(3)

Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $2.50 per share paid in September 2010.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE INCOME, NET INCOME AND OPERATING INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011

Comprehensive income attributable to OneBeacon’s common shareholders	$42.0	$0.2	$166.6

Net income attributable to OneBeacon’s common shareholders	$41.9	$—	$160.2

Weighted average common shares outstanding (1)	94.4	95.1	94.6

Net income attributable to OneBeacon’s common shareholders per share	$0.44	$—	$1.69

Net income attributable to OneBeacon’s common shareholders	$41.9	$—	$160.2
Less:
Net realized and unrealized investment gains	(23.1)	(42.4)	(55.3)
Tax effect on net realized and unrealized investment gains	8.1	14.8	19.4
Operating income (loss) (2)	$26.9	$(27.6)	$124.3

Weighted average common shares outstanding (1)	94.4	95.1	94.6

Operating income (loss) per share (2)	$0.28	$(0.29)	$1.31

(1) Includes the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 11.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

		Twelve Months
		Ended
		March 31, 2011
Numerator:
[A]	Comprehensive income attributable to OneBeacon’s common shareholders	$166.6

[B]	Operating income (1)	$124.3

		As of	As of
		March 31, 2011	March 31, 2010	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,251.3	$1,409.6	$1,330.5

	Less:
	Net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(154.2)	(173.5)
	Tax effect on net unrealized gains and losses and net foreign currency gains and losses on investments	54.0	60.7
	Accumulated OCI/L, after-tax	(0.4)	6.0

[D]	Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,150.7	$1,302.8	$1,226.8

Returns:
Comprehensive return on average OneBeacon’s common shareholders’ equity [A / C]	12.5%

Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L [B / D]	10.1%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 11.
(2)

Net unrealized gains and losses and net foreign currency gains and losses on investments as of March 31, 2011 and 2010 includes unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. The reconciliation of net income attributable to OneBeacon’s common shareholders to operating income (loss) is included on page 9.

Operating income (loss) per share is calculated by dividing operating income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  Management believes that operating income (loss) per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Net income attributable to OneBeacon’s common shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income attributable to OneBeacon’s common shareholders to operating income (loss) is included on page 9. The calculation of operating income (loss) per share is also included on page 9.

Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and accumulated other comprehensive income or loss (AOCI/L), after tax, from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and AOCI/L, after tax, is included on page 10.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•	change in book value per share or return on equity;
•	business strategy;
•	financial and operating targets or plans;
•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•	expansion and growth of our business and operations; and
•	future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;
•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
•	the continued availability and cost of reinsurance coverage;
•	the continued availability of capital and financing;
•	general economic, market or business conditions;
•	business opportunities (or lack thereof) that may be presented to it and pursued;
•	competitive forces, including the conduct of other property and casualty insurers and agents;
•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;
•	an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;
•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•

the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2010 filed February 28, 2011.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.